UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2017
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On March 3, 2017, Ciber, Inc. (the “Company”) entered into Waiver and Amendment No. 11 (“Amendment No. 11”) with Wells Fargo Bank NA, (“Wells Fargo”), the lender under the Company’s Asset Based Lending Facility (the “Credit Facility”). As previously disclosed, the Company and Wells Fargo entered into Amendment No. 10, effective January 31, 2017, that provided: (1) that the Company would be required to accept and deliver to Wells Fargo on or before February 11, 2017 two or more letters of intent or expressions of interest concerning a potential refinancing, refinancing, or any merger, acquisition, joint venture, divestiture, or other disposition of some or all of the assets of the Company (a “Financial Transaction”) with net proceeds sufficient to repay all of the outstanding balance under the Credit Facility, (2) that Wells Fargo be satisfied in its discretion that the Company and the applicable counterparties remain in active, timely and good faith negotiations of documentation concerning the Financial Transactions with net proceeds sufficient to repay all of the outstanding balance under the Credit Facility, and (3) a requirement that the Company consummate Financial Transaction(s) and permanently repay all of the outstanding balance under the Credit Facility on or before February 28, 2017, which is an acceleration of the May 7, 2017 maturity date otherwise applicable under the Credit Facility. Amendment No. 11 waives existing events of Default but retains all of Wells Fargo’s rights under the Credit Facility. Amendment No. 11 also requires: (1) that on or before March 3, 2017, the Company appoint an officer to manage the 13-week forecast, cash flows, and sale and refinancing transactions, among other duties (2) that on or before March 6, 2017, the Company deliver an updated 13-week cash forecast in form and substance acceptable to Wells Fargo in its discretion, (3) that on or before March 15, the Company deliver an executed sale agreement for a Financial Transaction with net proceeds consistent with the to-be-delivered 13-week forecast and close such transaction on or before March 22, 2017, and (4) that the Company permanently repay all of the outstanding balance under the Credit Facility on or before March 31, 2017, which is an acceleration of the May 7, 2017 maturity date otherwise applicable under the Credit Facility. As of March 3, 2017, the outstanding balance on the Company’s Credit Facility was approximately $28.2 million. Amendment No. 11 also includes conditions including, among other things, limitations on the Company’s ability to borrow under the Credit Facility for amounts beyond expenses in the 13-week cash forecast provided weekly to Wells Fargo. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K shall have the meanings given them in Amendment No. 11, or the Credit Facility, as applicable. The foregoing description of Amendment No. 11 is qualified in its entirety by reference to Amendment No. 11, to be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: March 5, 2017	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer